UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2009

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 29, 2009 Greer Bancshares Incorporated (the “Company”) provided a copy of a press release announcing its financial results for the quarter ended March 31, 2009 to several media outlets. The press release was furnished as an exhibit to the Company’s Form 8-K (the “Form 8-K”) which was filed with the Commission on May 1, 2009. Subsequent to filing the Form 8-K, the Company learned that a correspondent bank in Atlanta in which it had a stock investment was closed by the Office of the Comptroller of the Currency and that it would have to recognize a first quarter write-off of $311,414 related to its investment in the correspondent. This resulted in a revision of the previously reported net loss available to common shareholders. As a result, the Company withdrew the original press release, which to its knowledge had not been published. The Company then issued a new amended press release dated May 7, 2009 on May 8, 2009, which is attached hereto as Exhibit 99.1.

We are furnishing a new Exhibit 99.1 to replace the original press release in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description
99.1	Press Release dated May 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ Kenneth M. Harper
Name:	Kenneth M. Harper
Title:	President and Chief Executive Officer

Dated: May 14, 2009

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated May 7, 2009.

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